Press Release

UGI Reports First Quarter Results
February 5, 2020

VALLEY FORGE, PA - UGI Corporation (NYSE: UGI) today reported financial results for the fiscal quarter ended December 31, 2019.
HIGHLIGHTS

•	GAAP EPS of $1.00 and adjusted EPS of $1.17 per diluted share compared to GAAP EPS of $0.36 and adjusted EPS of $0.81 per diluted share in the prior-year period.

•	Reportable segments earnings before interest expense and income taxes of $418.7 million compared to $345.6 million in the prior-year period.

•	Gas Utility's new base rates went into effect on October 11, 2019.

•	Auburn IV expansion completed on time and placed into service on November 1, 2019.
"This was an important quarter for UGI as we completed our first full period of results after the AmeriGas Merger and CMG Acquisition," said John L. Walsh, president and chief executive officer of UGI Corporation. "UGI delivered GAAP earnings per share of $1.00, adjusted earnings per share of $1.17 and continued to make progress on our strategic initiatives. Gas Utility's new base rates went into effect on October 11th and on January 28th we filed a request for an overall distribution rate increase of approximately $75 million. The Midstream and Marketing team completed the expansion of our Auburn gathering system and remains on target to complete the construction of the Bethlehem LNG facility in late 2020. Additionally, we were pleased to see the CMG system deliver solid results in the quarter. The LPG businesses made good progress on business transformation initiatives and continued to deliver strong performance from our growth drivers. All of these key investments support our long-term goal to grow and deliver value for our shareholders."

KEY DRIVERS OF FIRST QUARTER RESULTS

•	AmeriGas: Retail volume decreased 1.9% on weather that was 1.2% warmer than the prior year; Cylinder Exchange and National Accounts volume increased 6.8% and 12.0%, respectively

•
UGI International: Retail volume increased 3.7% despite weather that was 2.7% warmer than the prior year, reflecting solid core demand and higher crop drying volumes; higher total margin driven by lower cost of LPG, effective recovery of costs associated with energy conservation certificates and sound expense management

•	Midstream & Marketing: Higher gas gathering margin attributable to CMG and Auburn IV gathering systems; higher LNG trucking volume and additional peaking contracts compared to the prior-year period

•
UGI Utilities: Core market volumes decreased 1.5% due to weather that was 3.7% warmer than the prior-year period; higher total margin driven by the increase in base rates and higher margin from large firm and interruptible delivery service customers

EARNINGS CALL and WEBCAST
UGI Corporation will hold a live Internet Audio Webcast of its conference call to discuss first quarter earnings and other current activities at 9:00 AM ET on Thursday, February 6, 2020. Interested parties may listen to the audio webcast both live and in replay on the Internet at http://www.ugicorp.com/investor-relations/events-and-presentations/default.aspx or at the company website https://www.ugicorp.com under Investor Relations. A telephonic replay will be available from 2:00 PM ET on February 6th through 11:59 PM ET on February 13th. The replay may be accessed at (855) 859-2056, and internationally at 1-404-537-3406, conference ID 8645628.

CONTACT INVESTOR RELATIONS
610-337-1000
Brendan Heck, ext. 6608
Alanna Zahora, ext. 1004
Shelly Oates, ext. 3202

ABOUT UGI
UGI Corporation is a distributor and marketer of energy products and services. Through subsidiaries, UGI operates natural gas and electric utilities in Pennsylvania, distributes LPG both domestically (through AmeriGas) and internationally (through UGI International), manages midstream energy assets in Pennsylvania, Ohio, and West Virginia and electric generation assets in Pennsylvania, and engages in energy marketing in eleven states, the District of Columbia and internationally in France, Belgium, the Netherlands and the UK.
Comprehensive information about UGI Corporation is available on the Internet at https://www.ugicorp.com.

USE OF NON-GAAP MEASURES
Management uses "adjusted net income attributable to UGI Corporation" and "adjusted earnings per share," both of which are non-GAAP financial measures, when evaluating UGI's overall performance. Management believes that these non-GAAP measures provide meaningful information to investors about UGI’s performance because they eliminate the impact of (1) gains and losses on commodity and certain foreign currency derivative instruments not associated with current-period transactions and (2) other significant discrete items that can affect the comparison of period-over-period results. Volatility in net income at UGI can occur as a result of gains and losses on commodity and certain foreign currency derivative instruments not associated with current-period transactions but included in earnings in accordance with U.S. generally accepted accounting principles ("GAAP").

Non-GAAP financial measures are not in accordance with, or an alternative to, GAAP and should be considered in addition to, and not as a substitute for, the comparable GAAP measures.

Tables on the last page reconcile net income attributable to UGI Corporation, the most directly comparable GAAP measure, to adjusted net income attributable to UGI Corporation, and diluted earnings per share, the most comparable GAAP measure, to adjusted diluted earnings per share, to reflect the adjustments referred to above.

USE OF FORWARD-LOOKING STATEMENTS
This press release contains certain forward-looking statements that management believes to be reasonable as of today’s date only. Actual results may differ significantly because of risks and uncertainties that are difficult to predict and many of which are beyond management’s control. You should read UGI’s Annual Report on Form 10-K for a more extensive list of factors that could affect results. Among them are adverse weather conditions (particularly during the winter heating season), cost volatility and availability of all energy products, including propane, other LPG, natural gas, electricity and fuel oil, increased customer conservation measures, the impact of pending and future legal proceedings, the capacity to transport product to our customers, liability for uninsured claims and for claims in excess of insurance coverage, political, regulatory and economic conditions in the United States, Europe, and in other foreign countries, including the current conflicts in the Middle East, the withdrawal of the United Kingdom from the European Union, and foreign currency exchange rate fluctuations (particularly the euro), changes in Marcellus and Utica Shale gas production, the availability, timing and success of our acquisitions, commercial initiatives and investments to grow our business, our ability to successfully integrate acquired businesses and achieve anticipated synergies, the interruption, disruption, failure, malfunction, or breach of our information technology systems, including due to cyber-attack, the inability to complete pending or future infrastructure projects, and our ability to achieve operational benefits and cost efficiencies from our business transformation initiatives. UGI undertakes no obligation to release revisions to its forward-looking statements to reflect events or circumstances occurring after today.

SEGMENT RESULTS ($ in millions, except where otherwise indicated)
AmeriGas Propane

For the fiscal quarter ended December 31,	2019	2018	Increase (Decrease)
Revenues	$730.4	$820.2	$(89.8)	(10.9)%
Total margin (a)	$441.2	$441.7	$(0.5)	(0.1)%
Operating and administrative expenses	$240.0	$235.1	$4.9	2.1%
Operating income/earnings before interest expense and income taxes	$165.3	$166.6	$(1.3)	(0.8)%
Retail gallons sold (millions)	304.4	310.3	(5.9)	(1.9)%
Heating degree days - % colder than normal	3.7%	4.9%
Capital expenditures	$38.5	$31.0	$7.5	24.2%

•	Retail gallons sold decreased 1.9%, principally due to temperatures in December 2019 that were 8.6% warmer-than-normal.

•	Total margin was relatively flat as the impact of lower retail volumes sold was largely offset by higher average retail unit margins.

•
Operating and administrative expenses increased primarily due to higher general insurance and self-insured casualty and liability expense ($2.7 million) and higher vehicle lease expense ($2.1 million).

•	Other operating income increased $2.3 million largely related to higher income from the sale of excess real estate.

•
Earnings before interest expense and income taxes decreased slightly reflecting the higher operating and administrative expenses and the lower total margin, partially offset by the increase in other operating income and lower depreciation and amortization expense.

UGI International

For the fiscal quarter ended December 31,	2019	2018	Increase (Decrease)
Revenues	$651.4	$710.7	$(59.3)	(8.3)%
Total margin (a)	$283.0	$252.1	$30.9	12.3%
Operating and administrative expenses (a)	$157.5	$164.4	$(6.9)	(4.2)%
Operating income	$95.8	$58.3	$37.5	64.3%
Earnings before interest expense and income taxes	$100.2	$59.0	$41.2	69.8%
LPG retail gallons sold (millions)	246.4	237.6	8.8	3.7%
Heating degree days - % (warmer) than normal	(10.3)%	(8.0)%
Capital expenditures	$20.3	$27.8	$(7.5)	(27.0)%

UGI International base-currency results are translated into U.S. dollars based upon exchange rates experienced during the reporting periods. Differences in these translation rates affect the comparison of line item amounts presented in the table above. The functional currency of a significant portion of our UGI International results is the euro and, to a much lesser extent, the British pound sterling. During the 2019 and 2018 three-month periods, the average unweighted euro-to-dollar translation rates were approximately $1.11 and $1.14, respectively, and the average unweighted British pound sterling-to-dollar translation rate was approximately $1.29 during both periods.

•	Despite weather that was 10.3% warmer than normal and 2.7% warmer than the prior-year period, retail volume increased 3.7% reflecting strong bulk volumes associated with crop drying .

•	Average propane wholesale selling prices in northwest Europe were approximately 15% lower than the prior-year period.

•
Total margin increased $30.9 million reflecting higher average LPG unit margins, effective recovery of costs associated with energy conservation certificates and higher volumes associated with crop drying, partially offset by the translation effect of the weaker euro (approximately $8 million), lower cylinder volumes and the effects of warmer weather on heating-related bulk sales.

•	The decrease in operating and administrative expenses largely reflects the translation effects of the weaker euro (approximately $4 million) and lower maintenance and outside services costs.

•	Operating income increased primarily due to the increase in total margin and lower operating and administrative expenses.

•
Earnings before income taxes increased due to the higher operating income ($37.5 million) and higher pre-tax realized gains on foreign currency exchange contracts used to reduce volatility in UGI International net income from changes in foreign currency exchange rates ($3.6 million).

Midstream & Marketing

For the fiscal quarter ended December 31,	2019	2018	Increase (Decrease)
Revenues	$372.5	$459.4	$(86.9)	(18.9)%
Total margin (a)	$108.3	$81.9	$26.4	32.2%
Operating and administrative expenses	$34.9	$29.2	$5.7	19.5%
Operating income	$55.1	$41.1	$14.0	34.1%
Earnings before interest expense and income taxes	$61.6	$42.6	$19.0	44.6%
Heating degree days - % (warmer) colder than normal	(0.6)%	4.1%
Capital expenditures	$22.5	$25.1	$(2.6)	(10.4)%

•	Temperatures were slightly warmer than normal and 4.6% warmer than the prior-year period.

•
Total margin increased $26.4 million reflecting higher natural gas gathering margin ($32.8 million) largely attributable to incremental margins from CMG and, to a much lesser extent, our Auburn IV gathering system. The effect of these increases was partially offset by lower capacity management margin and lower margins from the Hunlock generating facility.

•	Operating and administrative expenses increased $5.7 million largely due to CMG.

•
Operating income increased due to the higher total margin ($26.4 million) partially offset by higher depreciation and amortization expense ($6.9 million) and increased operating and administrative expenses ($5.7 million).

•	Earnings before interest expense and income taxes increased due to the higher operating income and equity income from the Pennant system which was acquired as part of the CMG Acquisition.

UGI Utilities

For the fiscal quarter ended December 31,	2019	2018	Increase (Decrease)
Revenues	$329.3	$322.7	$6.6	2.0%
Total margin (a)	$176.6	$161.9	$14.7	9.1%
Operating and administrative expenses	$58.1	$61.2	$(3.1)	(5.1)%
Operating income	$91.8	$77.0	$14.8	19.2%
Earnings before interest expense and income taxes	$91.6	$77.4	$14.2	18.3%
Gas Utility system throughput - billions of cubic feet
Core market	26.1	26.5	(0.4)	(1.5)%
Total	84.5	75.7	8.8	11.6%
Gas Utility heating degree days - %(warmer) than normal	(4.2)%	(0.5)%
Capital expenditures	$70.5	$77.3	$(6.8)	(8.8)%

•	Gas Utility service territory experienced temperatures that were 4.2% warmer than normal and 3.7% warmer than the prior-year period.

•	Core market volumes decreased slightly due to the warmer weather, partially offset by customer growth and higher average use per customer.

•
Total Gas Utility distribution throughput increased reflecting higher interruptible delivery service volumes and higher large firm delivery service volumes, partially offset by a slight decrease in core market volumes.

•
Total margin increased $14.7 million reflecting higher total margin from Gas Utility core market customers ($9.2 million) including the impact of the recent increase in base rates and higher large firm and interruptible delivery service total margin ($1.0 million).

•	Operating and administrative expenses decreased reflecting, among other things, lower compensation and benefits expense and lower uncollectible accounts expense.

•
Earnings before interest expense and income taxes increased reflecting higher total margin and lower operating and administrative expenses. These effects were partially offset by greater depreciation expense ($3.2 million) attributable to increased distribution system capital expenditure activity.

(a)
Total margin represents total revenue less total cost of sales and excludes pre-tax gains and losses on commodity derivative instruments not associated with current period transactions. In the case of UGI Utilities, total margin is reduced by revenue-related tax expenses (which have been excluded from UGI Utilities' operating and administrative expenses presented). In the case of UGI International, total margin represents revenues less cost of sales and, in the 2018 three-month period, French energy certificate costs of $10.0 million. For financial statement purposes, French energy certificate costs in the December 2018 period are included in "Operating and administrative expenses" on the consolidated statement of income (but excluded from operating and administrative expenses presented above). For financial statement purposes, French energy certificate costs in the December 2019 period are included in cost of sales.

REPORT OF EARNINGS – UGI CORPORATION
(Millions of dollars, except per share)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018
Revenues:
AmeriGas Propane	$730.4	$820.2	$2,592.2	$2,855.9
UGI International	651.4	710.7	2,312.9	2,610.3
Midstream & Marketing	372.5	459.4	1,428.8	1,553.1
UGI Utilities	329.3	322.7	1,055.2	1,092.0
Corporate & Other (a)	(77.0)	(112.8)	(262.3)	(385.1)
Total revenues	$2,006.6	$2,200.2	$7,126.8	$7,726.2
Earnings (loss) before interest expense and income taxes:
AmeriGas Propane	$165.3	$166.6	$402.7	$440.9
UGI International	100.2	59.0	275.5	209.3
Midstream & Marketing	61.6	42.6	133.1	167.8
UGI Utilities	91.6	77.4	239.9	218.6
Total reportable segments	418.7	345.6	1,051.2	1,036.6
Corporate & Other (a)	(46.5)	(173.5)	(192.8)	(167.9)
Total earnings before interest expense and income taxes	372.2	172.1	858.4	868.7
Interest expense:
AmeriGas Propane	(42.5)	(42.4)	(167.5)	(164.9)
UGI International	(7.6)	(5.4)	(27.2)	(20.9)
Midstream & Marketing	(11.5)	(0.5)	(20.0)	(2.0)
UGI Utilities	(13.6)	(11.7)	(51.5)	(43.7)
Corporate & Other, net (a)	(8.9)	(0.2)	(15.5)	(0.6)
Total interest expense	(84.1)	(60.2)	(281.7)	(232.1)
Income before income taxes	288.1	111.9	576.7	636.6
Income tax expense	(76.1)	(23.4)	(145.3)	(159.9)
Net income including noncontrolling interests	212.0	88.5	431.4	476.7
Deduct net income attributable to noncontrolling interests, principally in AmeriGas Partners, L.P.	—	(24.3)	(27.4)	(59.7)
Net income attributable to UGI Corporation	$212.0	$64.2	$404.0	$417.0
Earnings per share attributable to UGI shareholders:
Basic	$1.01	$0.37	$2.16	$2.40
Diluted	$1.00	$0.36	$2.13	$2.36
Weighted Average common shares outstanding (thousands) (b):
Basic	209,439	174,413	187,248	174,099
Diluted	211,258	177,566	189,608	177,065
Supplemental information:
Net income (loss) attributable to UGI Corporation:
AmeriGas Propane	$91.1	$30.6	$128.7	$78.4
UGI International	72.7	36.7	180.8	135.5
Midstream & Marketing	36.0	31.0	83.0	120.0
UGI Utilities	60.8	49.9	144.1	130.6
Total reportable segments	260.6	148.2	536.6	464.5
Corporate & Other (a)	(48.6)	(84.0)	(132.6)	(47.5)
Total net income attributable to UGI Corporation	$212.0	$64.2	$404.0	$417.0

(a)
Corporate & Other includes specific items attributable to our reportable segments that are not included in profit measures used by our chief operating decision maker in assessing our reportable segments' performance or allocating resources. These specific items are shown in the section titled "Non-GAAP Financial Measures - Adjusted Net Income Attributable to UGI and Adjusted Diluted Earnings Per Share" below. Corporate & Other also includes the elimination of certain intercompany transactions.

Non-GAAP Financial Measures - Adjusted Net Income Attributable to UGI and Adjusted Diluted Earnings Per Share

The following tables reconcile net income attributable to UGI Corporation, the most directly comparable GAAP measure, to adjusted net income attributable to UGI Corporation, and reconciles diluted earnings per share, the most comparable GAAP measure, to adjusted diluted earnings per share, to reflect the adjustments referred to previously:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019 (3)	2018	2019 (3)	2018
Adjusted net income attributable to UGI Corporation (millions):
Net income attributable to UGI Corporation	$212.0	$64.2	$404.0	$417.0
Net losses on commodity derivative instruments not associated with current-period transactions (net of tax of $(1.4), $(35.5), $(25.4) and $(10.9), respectively) (1)(2)	10.2	81.2	76.4	17.7
Unrealized losses (gains) on foreign currency derivative instruments (net of tax of $(4.4), $2.3, $2.6 and $11.6, respectively) (2)	11.3	(5.8)	(5.8)	(25.5)
Acquisition and integration expenses associated with the CMG Acquisition (net of tax of $(0.2), $0, $(4.7) and $0, respectively) (2)	0.5	—	11.7	—
LPG business transformation expenses (net of tax of $(4.5), $0, $(9.6) and $0, respectively) (2)	12.2	—	27.8	—
Loss on extinguishments of debt (net of tax of $0, $(1.9), $0 and $(1.9), respectively) (2)	—	4.2	—	4.2
AmeriGas Merger expenses (net of tax of $0, $0, $(0.4) and $0, respectively) (2)	—	—	1.2	—
Impairment of Partnership tradenames and trademarks (net of tax of $0, $0, $0 and $(5.8), respectively) (2)	—	—	—	14.5
Integration expenses associated with Finagaz (net of tax of $0, $0, $0 and $(11.3), respectively) (2)	—	—	—	17.3
Impact of change in French tax rate	—	—	—	5.2
Remeasurement impact from TCJA	—	—	—	(0.3)
Total adjustments	34.2	79.6	111.3	33.1
Adjusted net income attributable to UGI Corporation	$246.2	$143.8	$515.3	$450.1

Adjusted diluted earnings per share:
UGI Corporation earnings per share — diluted	$1.00	$0.36	$2.13	$2.36
Net losses on commodity derivative instruments not associated with current-period transactions (1)	0.05	0.46	0.40	0.09
Unrealized losses (gains) on foreign currency derivative instruments (1)	0.06	(0.03)	(0.03)	(0.14)
Acquisition and integration expenses associated with the CMG Acquisition	—	—	0.06	—
LPG business transformation expenses	0.06	—	0.15	—
Loss on extinguishments of debt	—	0.02	—	0.02
AmeriGas Merger expenses	—	—	0.01	—
Impairment of Partnership tradenames and trademarks	—	—	—	0.08
Integration expenses associated with Finagaz	—	—	—	0.10
Impact of change in French tax rate	—	—	—	0.03
Remeasurement impact from TCJA	—	—	—	—
Total adjustments	0.17	0.45	0.59	0.18
Adjusted diluted earnings per share	$1.17	$0.81	$2.72	$2.54

(1)    Includes the impact of rounding.
(2)    Income taxes associated with pre-tax adjustments determined using statutory business unit tax rates.
(3) The three and twelve months ended December 31, 2019, include the impact from the August 2019 issuance of 34.6 million shares of UGI Common Stock in connection with the AmeriGas Merger.